EXHIBIT 23.2

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33- 83630) pertaining to the 1993 Stock Option Plan and Restricted Stock Plan of Gryphon Holdings Inc. of our report dated February 21, 1995, with respect to the consolidated financial statements and schedules of Gryphon Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP
New York, New York
February 18, 1998